News Release

Virtus Investment Partners Announces Financial Results for the Second Quarter 2018

▪	EPS of $2.75; EPS, as Adjusted, of $2.97

▪	Total Sales of $6.6B; Positive Net Flows of $1.3B; Long-Term AUM of $89.8B

Hartford, CT, July 27, 2018 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended June 30, 2018.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2018	6/30/2017	Change	3/31/2018	Change

U.S. GAAP Financial Measures
Revenues	$132.9	$94.1	41%	$129.0	3%
Operating expenses	$105.6	$90.9	16%	$106.4	(1%)
Operating income (loss)	$27.3	$3.2	N/M	$22.6	21%
Operating margin	20.5%	3.4%		17.5%
Net income (loss) attributable to common stockholders	$21.0	$(2.4)	N/M	$21.2	(1%)
Earnings (loss) per share - diluted	$2.75	$(0.34)	N/M	$2.77	(1%)
Weighted average shares outstanding - diluted	8.401	7.064	19%	8.411	—%

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$110.6	$78.6	41%	$108.3	2%
Operating expenses, as adjusted	$73.0	$55.9	31%	$75.5	(3%)
Operating income (loss), as adjusted	$37.6	$22.7	66%	$32.8	15%
Operating margin, as adjusted	34.0%	28.8%		30.3%
Net income (loss) attributable to common stockholders, as adjusted	$25.0	$13.4	87%	$21.8	15%
Earnings (loss) per share - diluted, as adjusted	$2.97	$1.61	84%	$2.59	15%
Weighted average shares outstanding - diluted, as adjusted	8.401	8.311	1%	8.411	—%

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures
N/M - Not Meaningful

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2018	6/30/2017	Change	3/31/2018	Change
Ending long-term assets under management (1)	$89.8	$85.0	6%	$87.4	3%
Ending total assets under management	$91.6	$88.6	3%	$89.1	3%
Average long-term assets under management (1)	$88.8	$60.7	46%	$88.9	—%
Average total assets under management	$90.5	$62.0	46%	$90.6	—%
Gross sales	$6.6	$3.5	89%	$5.4	22%
Net flows	$1.3	$(0.2)	N/M	$(0.7)	N/M

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management increased 3 percent to $89.8 billion at June 30, 2018 from $87.4 billion at March 31, 2018, as a result of market appreciation and positive net flows. Total assets under management at June 30, 2018, which included $1.8 billion of assets in liquidity strategies, were $91.6 billion.
Total sales of $6.6 billion increased 22 percent from the first quarter, which included $0.4 billion from a new Collateralized Loan Obligation (CLO), due to higher sales in open-end funds, institutional and retail separate accounts. Mutual fund sales of $4.4 billion increased 15 percent and reflected a strong level of sales in domestic equity and an increase of inflows into bank loans. Institutional sales increased to $1.4 billion from $0.4 billion in the prior quarter, primarily in large-cap value equity.
Total net inflows of $1.3 billion improved from ($0.7) billion in the first quarter, reflecting positive net flows from open-end funds, retail separate accounts and ETFs. Mutual fund net flows were positive $1.1 billion, a significant improvement from $0.1 billion sequentially, due to the higher level of sales as well as a lower level of redemptions. Net flows in retail separate accounts improved to $161.4 million from ($85.2) million in the first quarter, which included a large low-fee redemption in the private client business. Institutional net flows were essentially breakeven as increased sales of $1.4 billion were offset by $0.8 billion of partial redemptions on existing accounts and $0.7 billion of outflows on closed accounts.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income increased sequentially to $27.3 million from $22.6 million, reflecting a 3 percent increase in investment management fees and a 1 percent decrease in operating expenses, as higher other operating expenses partially offset lower employment expenses. Second-quarter operating expenses included $2.6 million of acquisition and integration costs, a decrease from $3.1 million in the first quarter.
Net income per diluted share of $2.75 included ($0.22) of acquisition and integration costs, ($0.07) of discrete tax adjustments, and ($0.04) of realized and unrealized losses on investments. First-quarter net income per diluted share of $2.77 included $0.32 of realized and unrealized gains on investments and ($0.26) of acquisition and integration costs.
The effective tax rate was 29 percent compared with 22 percent in the prior quarter, which included the release of a valuation allowance and certain excess tax benefits.
Non-GAAP Results
Revenues, as adjusted, of $110.6 million increased 2 percent from the prior quarter, primarily as a result of the positive impact of the net flow mix on the average fee rate earned in the quarter. Employment expenses, as adjusted, which included higher sales-based compensation, decreased from the prior quarter, which included $6.8 million of seasonal expenses. Other operating expenses, as adjusted, increased sequentially to $18.2 million, which included higher sales and marketing costs of $1.2 million as well as $0.8 million for the annual equity grants to the Board of Directors.
Operating income, as adjusted, and the related margin were $37.6 million and 34 percent, respectively, compared with $32.8 million and 30 percent in the sequential quarter.
Net income attributable to common stockholders, as adjusted, was $2.97 per diluted common share, an increase of 15 percent from $2.59 in the prior quarter.
Interest and dividends earned on seed and CLO investments, which are not included in net income, as adjusted, were $4.6 million, or $0.39 on an after-tax per-share basis, an increase from $3.4 million or $0.29 in the first quarter.

The effective tax rate, as adjusted, was 28 percent, which was relatively unchanged from the prior quarter.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2018	6/30/2017	Change	3/31/2018	Change
Cash and cash equivalents	$138.8	$127.6	9%	$80.8	72%
Debt	$245.1	$248.1	(1%)	$245.4	—%
Total equity attributable to stockholders	$624.5	$573.6	9%	$608.8	3%

Working capital (1)	$94.3	$46.5	103%	$80.3	17%
Net debt (cash) (2)	$119.2	$184.1	(35%)	$177.9	(33%)

(1) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable, contingent consideration and required principal payments on debt due over the next twelve months including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2018 financial results and the net leverage ratio as of December 31, 2018
(2) Defined as debt plus unamortized deferred financing costs and contingent consideration less cash and cash equivalents
N/M - Not Meaningful

During the quarter, the company repurchased 60,622 shares, or 0.8 percent of outstanding common shares, as adjusted, for $7.5 million.
Working capital at June 30, 2018 increased from March 31, 2018, reflecting the operating earnings of the business and net proceeds from CLO and seed capital activities, partially offset by the estimated required principal payments on the company's term loan over the next 12 months, interest and dividend payments, and share repurchases.
The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 0.7x at June 30, 2018 compared with 1.0x at March 31, 2018.
Sustainable Growth Advisers
On July 1, the company closed on its previously announced majority investment in Sustainable Growth Advisers, an investment manager with $11.3 billion in assets under management at June 30 that specializes in high-conviction U.S. and global growth equity portfolios. As previously disclosed, the transaction was financed with balance sheet resources and $105.0 million of term loan debt, which was drawn at the closing.

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, July 27, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 if calling from within the U.S. or 253-336-7413 if calling from outside the U.S. (Conference ID: 4288344). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through August 4, 2018 by telephone at 855-859-2056 if calling from within the U.S. or 404-537-3406 if calling from outside the U.S. (Conference ID: 4288344).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Advisers. Additional information can be found at www.virtus.com.

Contacts

Jeanne Hess, Investor Relations (860) 263-4730 jeanne.hess@virtus.com	Joe Fazzino, Media Relations (860) 263-4725 joe.fazzino@virtus.com

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2018	6/30/2017	Change	3/31/2018	Change	6/30/2018	6/30/2017	Change
Revenues
Investment management fees	$103,168	$74,062	39%	$100,476	3%	$203,644	$133,333	53%
Distribution and service fees	13,549	10,439	30%	12,607	7%	26,156	21,222	23%
Administration and transfer agent fees	15,967	9,476	68%	15,738	1%	31,705	18,457	72%
Other income and fees	248	155	60%	207	20%	455	896	(49%)
Total revenues	132,932	94,132	41%	129,028	3%	261,960	173,908	51%
Operating Expenses
Employment expenses	54,868	42,992	28%	60,696	(10%)	115,564	82,633	40%
Distribution and other asset-based expenses	23,721	15,764	50%	22,291	6%	46,012	31,087	48%
Other operating expenses	19,128	20,236	(5%)	16,862	13%	35,990	33,462	8%
Operating expenses of consolidated investment products	1,783	473	277%	511	249%	2,294	1,115	106%
Restructuring and severance	—	8,894	(100%)	—	N/M	—	8,894	(100%)
Depreciation expense	1,100	776	42%	1,015	8%	2,115	1,440	47%
Amortization expense	5,024	1,813	177%	5,036	—%	10,060	2,046	392%
Total operating expenses	105,624	90,948	16%	106,411	(1%)	212,035	160,677	32%
Operating Income (Loss)	27,308	3,184	N/M	22,617	21%	49,925	13,231	277%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	960	1,287	(25%)	438	119%	1,398	1,584	(12%)
Realized and unrealized gain (loss) of consolidated investment products, net	(1,779)	(1,424)	25%	2,259	N/M	480	3,020	(84%)
Other income (expense), net	455	47	N/M	1,319	(66%)	1,774	693	156%
Total other income (expense), net	(364)	(90)	304%	4,016	N/M	3,652	5,297	(31%)
Interest Income (Expense)
Interest expense	(4,469)	(3,739)	20%	(3,858)	16%	(8,327)	(3,982)	109%
Interest and dividend income	1,818	446	308%	721	152%	2,539	634	300%
Interest and dividend income of investments of consolidated investment products	23,679	5,102	364%	21,403	11%	45,082	10,758	319%
Interest expense of consolidated investment products	(15,278)	(2,995)	410%	(14,549)	5%	(29,827)	(5,852)	410%
Total interest income (expense), net	5,750	(1,186)	N/M	3,717	55%	9,467	1,558	N/M
Income (Loss) Before Income Taxes	32,694	1,908	N/M	30,350	8%	63,044	20,086	214%
Income tax expense (benefit)	9,465	1,880	403%	6,523	45%	15,988	6,313	153%
Net Income (Loss)	23,229	28	N/M	23,827	(3%)	47,056	13,773	242%
Noncontrolling interests	(159)	(333)	(52%)	(527)	(70%)	(686)	(1,051)	(35%)
Net Income (Loss) Attributable to Stockholders	23,070	(305)	N/M	23,300	(1%)	46,370	12,722	264%
Preferred stockholder dividends	(2,084)	(2,084)	—%	(2,084)	—%	(4,168)	(4,168)	—%
Net Income (Loss) Attributable to Common Stockholders	$20,986	$(2,389)	N/M	$21,216	(1%)	$42,202	$8,554	393%
Earnings (Loss) Per Share - Basic	$2.91	$(0.34)	N/M	$2.95	(1%)	$5.86	$1.26	365%
Earnings (Loss) Per Share - Diluted	$2.75	$(0.34)	N/M	$2.77	(1%)	$5.52	$1.22	352%
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%	$3.63	$3.63	—%
Cash Dividends Declared Per Common Share	$0.45	$0.45	—%	$0.45	—%	$0.90	$0.90	—%
Weighted Average Shares Outstanding - Basic (in thousands)	7,211	7,064	2%	7,198	—%	7,204	6,804	6%
Weighted Average Shares Outstanding - Diluted (in thousands)	8,401	7,064	19%	8,411	—%	8,396	7,020	20%

N/M - Not Meaningful

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	6/30/2017	09/30/2017	12/31/2017	3/31/2018	6/30/2018
By product (period end):
Open-End Funds (1)	$41,452.8	$42,397.7	$43,077.6	$43,202.5	$44,419.3
Closed-End Funds	6,707.2	6,735.4	6,666.2	6,132.7	6,295.0
Exchange Traded Funds	968.8	955.7	1,039.2	980.2	1,029.9
Retail Separate Accounts	12,351.1	13,057.2	13,936.8	14,012.3	14,678.4
Institutional Accounts	20,639.1	20,630.5	20,815.9	19,411.2	19,726.6
Structured Products	2,899.8	3,360.0	3,298.8	3,704.6	3,684.4
Total Long-Term	$85,018.8	$87,136.5	$88,834.5	$87,443.5	$89,833.6
Liquidity (2)	3,570.6	3,431.4	2,128.7	1,641.6	1,784.9
Total	$88,589.4	$90,567.9	$90,963.2	$89,085.1	$91,618.5

By product (average) (3)
Open-End Funds (1)	$30,651.6	$42,080.9	$42,840.1	$43,751.4	$44,000.8
Closed-End Funds	6,809.6	6,758.1	6,726.0	6,346.1	6,167.0
Exchange Traded Funds	900.8	945.0	958.3	1,045.7	1,026.8
Retail Separate Accounts	10,143.7	12,345.5	13,051.9	13,923.3	13,999.0
Institutional Accounts	10,795.1	20,728.6	20,933.1	20,165.8	19,942.3
Structured Products	1,392.9	3,111.1	3,304.0	3,619.1	3,681.5
Total Long-Term	$60,693.7	$85,969.2	$87,813.4	$88,851.4	$88,817.4
Liquidity (2)	1,328.6	3,331.1	3,635.1	1,787.6	1,699.3
Total	$62,022.3	$89,300.3	$91,448.5	$90,639.0	$90,516.7

By asset class (period end):
Equity	$41,672.6	$43,147.9	$45,779.8	$45,892.8	$48,894.8
Fixed Income	39,102.1	39,741.7	38,740.0	37,999.2	37,176.0
Alternatives (4)	4,244.1	4,246.9	4,314.7	3,551.5	3,762.8
Liquidity (2)	3,570.6	3,431.4	2,128.7	1,641.6	1,784.9
Total	$88,589.4	$90,567.9	$90,963.2	$89,085.1	$91,618.5

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018
All Products
Open-End Funds (1)	50.7	47.9	50.1	50.3	51.8
Closed-End Funds	65.8	66.0	66.0	66.3	66.1
Exchange Traded Funds	27.2	27.0	15.7	18.2	14.7
Retail Separate Accounts	49.7	46.6	46.1	47.6	48.4
Institutional Accounts	32.7	31.0	31.2	31.8	31.7
Structured Products (6)	33.5	47.1	38.8	39.2	36.2
All Long-Term Products	48.3	44.8	45.4	46.0	46.7
Liquidity (2)	11.4	6.0	8.5	11.8	9.5
All Products	47.5	43.4	43.9	45.3	46.0

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investments in Transferable Securities (UCITS)
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, master-limited partnerships, options strategies and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended June 30, 2018 for Open-End Funds and All Products by 0.4 and 0.3 basis points, respectively
(6) Includes incentive fees earned in the three months ended September 30, 2017, December 31, 2017, March 31, 2018, and June 30, 2018 that impacted the fee rate by 10.2, 1.4, 0.2 and 0.1 basis points, respectively

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	6/30/2017	6/30/2018
Open-End Funds (1)
Beginning balance	$24,716.8	$41,452.8	$42,397.7	$43,077.6	$43,202.5	$23,432.8	$43,077.6
Inflows	2,253.9	2,842.5	2,647.8	3,783.6	4,356.6	4,286.6	8,140.2
Outflows	(2,278.6)	(2,872.7)	(3,275.0)	(3,662.2)	(3,220.6)	(4,413.3)	(6,882.8)
Net flows	(24.7)	(30.2)	(627.2)	121.4	1,136.0	(126.7)	1,257.4
Market performance	1,212.3	1,040.7	1,409.5	69.8	170.5	2,656.8	240.3
Other (2)	15,548.4	(65.6)	(102.4)	(66.3)	(89.7)	15,489.9	(156.0)
Ending balance	$41,452.8	$42,397.7	$43,077.6	$43,202.5	$44,419.3	$41,452.8	$44,419.3

Closed-End Funds
Beginning balance	$6,814.3	$6,707.2	$6,735.4	$6,666.2	$6,132.7	$6,757.4	$6,666.2
Inflows	—	—	—	—	0.5	—	0.5
Outflows	(31.2)	—	—	—	—	(112.8)	—
Net flows	(31.2)	—	—	—	0.5	(112.8)	0.5
Market performance	16.4	124.4	22.8	(406.1)	250.0	297.2	(156.1)
Other (2)	(92.3)	(96.2)	(92.0)	(127.4)	(88.2)	(234.6)	(215.6)
Ending balance	$6,707.2	$6,735.4	$6,666.2	$6,132.7	$6,295.0	$6,707.2	$6,295.0

Exchange Traded Funds
Beginning balance	$863.3	$968.8	$955.7	$1,039.2	$980.2	$596.8	$1,039.2
Inflows	185.1	104.1	177.7	139.5	86.5	450.8	226.0
Outflows	(51.3)	(28.9)	(49.4)	(63.2)	(71.7)	(74.3)	(134.9)
Net flows	133.8	75.2	128.3	76.3	14.8	376.5	91.1
Market performance	(8.5)	4.2	(8.8)	(77.5)	65.2	26.1	(12.3)
Other (2)	(19.8)	(92.5)	(36.0)	(57.8)	(30.3)	(30.6)	(88.1)
Ending balance	$968.8	$955.7	$1,039.2	$980.2	$1,029.9	$968.8	$1,029.9

Retail Separate Accounts
Beginning balance	$9,312.1	$12,351.1	$13,057.2	$13,936.8	$14,012.3	$8,473.5	$13,936.8
Inflows	656.2	704.4	680.5	701.3	736.7	1,345.4	1,438.0
Outflows	(455.7)	(480.1)	(512.5)	(786.5)	(575.3)	(753.6)	(1,361.8)
Net flows	200.5	224.3	168.0	(85.2)	161.4	591.8	76.2
Market performance	341.6	478.3	722.4	160.7	499.7	795.4	660.4
Other (2)	2,496.9	3.5	(10.8)	—	5.0	2,490.4	5.0
Ending balance	$12,351.1	$13,057.2	$13,936.8	$14,012.3	$14,678.4	$12,351.1	$14,678.4

Virtus Investment Partners, Inc. | 100 Pearl Street | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	6/30/2018	6/30/2017	6/30/2018
Institutional Accounts
Beginning balance	$5,711.3	$20,639.1	$20,630.5	$20,815.9	$19,411.2	$5,492.7	$20,815.9
Inflows	357.1	439.9	609.7	423.0	1,425.0	634.8	1,848.0
Outflows	(612.1)	(893.7)	(1,000.4)	(1,649.7)	(1,465.8)	(804.0)	(3,115.5)
Net flows	(255.0)	(453.8)	(390.7)	(1,226.7)	(40.8)	(169.2)	(1,267.5)
Market performance	168.1	451.1	581.9	(172.7)	486.4	306.4	313.7
Other (2)	15,014.7	(5.9)	(5.8)	(5.3)	(130.2)	15,009.2	(135.5)
Ending balance	$20,639.1	$20,630.5	$20,815.9	$19,411.2	$19,726.6	$20,639.1	$19,726.6

Structured Products
Beginning balance	$602.0	$2,899.8	$3,360.0	$3,298.8	$3,704.6	$613.1	$3,298.8
Inflows	—	474.3	—	383.6	37.8	—	421.4
Outflows	(224.0)	(55.6)	(49.5)	—	(20.4)	(240.7)	(20.4)
Net flows	(224.0)	418.7	(49.5)	383.6	17.4	(240.7)	401.0
Market performance	13.5	37.1	4.8	37.9	45.3	23.8	83.2
Other (2)	2,508.3	4.4	(16.5)	(15.7)	(82.9)	2,503.6	(98.6)
Ending balance	$2,899.8	$3,360.0	$3,298.8	$3,704.6	$3,684.4	$2,899.8	$3,684.4

Total Long-Term
Beginning balance	$48,019.8	$85,018.8	$87,136.5	$88,834.5	$87,443.5	$45,366.3	$88,834.5
Inflows	3,452.3	4,565.2	4,115.7	5,431.0	6,643.1	6,717.6	12,074.1
Outflows	(3,652.9)	(4,331.0)	(4,886.8)	(6,161.6)	(5,353.8)	(6,398.7)	(11,515.4)
Net flows	(200.6)	234.2	(771.1)	(730.6)	1,289.3	318.9	558.7
Market performance	1,743.4	2,135.8	2,732.6	(387.9)	1,517.1	4,105.7	1,129.2
Other (2)	35,456.2	(252.3)	(263.5)	(272.5)	(416.3)	35,227.9	(688.8)
Ending balance	$85,018.8	$87,136.5	$88,834.5	$87,443.5	$89,833.6	$85,018.8	$89,833.6

Liquidity (3)
Beginning balance	$—	$3,570.6	$3,431.4	$2,128.7	$1,641.6	$—	$2,128.7
Other (2)	3,570.6	(139.2)	(1,302.7)	(487.1)	143.3	3,570.6	(343.8)
Ending balance	$3,570.6	$3,431.4	$2,128.7	$1,641.6	$1,784.9	$3,570.6	$1,784.9

Total
Beginning balance	$48,019.8	$88,589.4	$90,567.9	$90,963.2	$89,085.1	$45,366.3	$90,963.2
Inflows	3,452.3	4,565.2	4,115.7	5,431.0	6,643.1	6,717.6	12,074.1
Outflows	(3,652.9)	(4,331.0)	(4,886.8)	(6,161.6)	(5,353.8)	(6,398.7)	(11,515.4)
Net flows	(200.6)	234.2	(771.1)	(730.6)	1,289.3	318.9	558.7
Market performance	1,743.4	2,135.8	2,732.6	(387.9)	1,517.1	4,105.7	1,129.2
Other (2)	39,026.8	(391.5)	(1,566.2)	(759.6)	(273.0)	38,798.5	(1,032.6)
Ending balance	$88,589.4	$90,567.9	$90,963.2	$89,085.1	$91,618.5	$88,589.4	$91,618.5

(1) Represents assets under management of U.S. 1940 Act mutual funds and Undertakings for Collective Investment in Transferable Securities (UCITS)
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the impact on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage
(3) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Total revenues, GAAP	$132,932	$94,132	$129,028
Distribution and other asset-based expenses (1)	(23,721)	(15,764)	(22,291)
Consolidated investment products revenues (2)	1,423	236	1,576
Total revenues, as adjusted	$110,634	$78,604	$108,313

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Total operating expenses, GAAP	$105,624	$90,948	$106,411
Distribution and other asset-based expenses (1)	(23,721)	(15,764)	(22,291)
Consolidated investment products expenses (2)	(1,783)	(473)	(511)
Amortization of intangible assets (3)	(5,024)	(1,813)	(5,036)
Restructuring and severance (4)	—	(255)	—
Acquisition and integration expenses (5)	(1,976)	(16,327)	(3,092)
Other (6)	(133)	(374)	20
Total operating expenses, as adjusted	$72,987	$55,942	$75,501

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Operating income (loss), GAAP	$27,308	$3,184	$22,617
Consolidated investment products (earnings) loss (2)	3,206	709	2,087
Amortization of intangible assets (3)	5,024	1,813	5,036
Restructuring and severance (4)	—	255	—
Acquisition and integration expenses (5)	1,976	16,327	3,092
Other (6)	133	374	(20)
Operating income (loss), as adjusted	$37,647	$22,662	$32,812

Operating margin, GAAP	20.5%	3.4%	17.5%
Operating margin, as adjusted	34.0%	28.8%	30.3%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Net income (loss) attributable to common stockholders, GAAP	$20,986	$(2,389)	$21,216
Amortization of intangible assets, net of tax (3)	3,617	1,124	3,626
Restructuring and severance, net of tax (4)	—	158	—
Acquisition and integration expenses, net of tax (5)	1,869	11,540	2,255
Other, net of tax (6)	2,748	3,779	1,176
Seed capital and CLO investments (earnings) loss, net of tax (7)	(4,270)	(859)	(6,447)
Net income (loss) attributable to common stockholders, as adjusted	$24,950	$13,353	$21,826

Weighted average shares outstanding - diluted	8,401	7,064	8,411
Preferred stockA	—	1,045	—
Restricted stock units	—	202	—
Weighted average shares outstanding - diluted, as adjusted	8,401	8,311	8,411

Earnings (loss) per share - diluted, GAAP	$2.75	$(0.34)	$2.77
Earnings (loss) per share - diluted, as adjusted	$2.97	$1.61	$2.59
A Assumes conversion of preferred shares to common shares at the 20-day volume-weighted average common stock price as of period end, subject to a conversion price range of $110 to $132 per share, resulting in a conversion ratio range of 0.9091 to 0.7576

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Income (loss) before taxes, GAAP	$32,694	$1,908	$30,350
Consolidated investment products (earnings) loss (2)	(159)	(333)	(527)
Amortization of intangible assets (3)	5,024	1,813	5,036
Restructuring and severance (4)	—	255	—
Acquisition and integration expenses (5)	2,596	18,613	3,132
Other (6)	133	374	(20)
Seed capital and CLO investments (earnings) loss (7)	(5,630)	(1,096)	(7,588)
Income (loss) before taxes, as adjusted	$34,658	$21,534	$30,383

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Income tax expense (benefit), GAAP	$9,465	$1,880	$6,523
Tax impact of amortization of intangible assets (3)	1,407	689	1,410
Tax impact of restructuring and severance (4)	—	97	—
Tax impact of acquisition and integration expenses (5)	727	7,073	877
Tax impact of other (6)	(531)	(1,321)	888
Tax impact of seed capital and CLO investments (earnings) loss (7)	(1,360)	(237)	(1,141)
Income tax expense (benefit), as adjusted	$9,708	$8,181	$8,557

Effective tax rate, GAAPA	29.0%	98.5%	21.5%
Effective tax rate, as adjustedB	28.0%	38.0%	28.2%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Investment management fees, GAAP	$103,168	$74,062	$100,476
Consolidated investment products fees (2)	1,391	210	1,571
Investment management fees, as adjusted	$104,559	$74,272	$102,047

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Administration and transfer agent fees, GAAP	$15,967	$9,476	$15,738
Consolidated investment products fees (2)	28	19	1
Administration and transfer agent fees, as adjusted	$15,995	$9,495	$15,739

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Employment expenses, GAAP	$54,868	$42,992	$60,696
Acquisition and integration expenses (5)	(1,208)	(2,059)	(1,903)
Employment expenses, as adjusted	$53,660	$40,933	$58,793

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Virtus Investment Partners, Inc. 14.

Reconciliation of Restructuring and Severance, GAAP to Restructuring and Severance, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Restructuring and severance, GAAP	$—	$8,894	$—
Restructuring and severance (4)	—	(255)	—
Acquisition and integration expenses (5)	—	(8,639)	—
Restructuring and severance, as adjusted	$—	$—	$—

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Other operating expenses, GAAP	$19,128	$20,236	$16,862
Acquisition and integration expenses (5)	(768)	(5,629)	(1,189)
Other (6)	(133)	(374)	20
Other operating expenses, as adjusted	$18,227	$14,233	$15,693

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	6/30/2018	6/30/2017	3/31/2018
Total other income (expense), net GAAP	$(364)	$(90)	$4,016
Consolidated investment products total other (income) expense, net (2)	2,001	(123)	1,291
Seed capital and CLO investments total other (income) expense, net (7)	(1,045)	259	(4,186)
Total other income (expense), net as adjusted	$592	$46	$1,121

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to distribution partners for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not

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Virtus Investment Partners, Inc. 15.

reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	6/30/2018	6/30/2017	3/31/2018
Employment expenses	$1,208	$2,059	$1,903
Restructuring and severance	—	8,639	—
Other operating expenses	768	5,629	1,189
Interest expense	620	2,286	40
Total Acquisition and Integration Expenses	$2,596	$18,613	$3,132

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	6/30/2018	6/30/2017	3/31/2018
Occupancy related expenses	$111	$—	$—
Tax impact of occupancy related expenses	(31)	—	—
System transition expenses	22	374	(20)
Tax impact of system transition expenses	(6)	(141)	6
Other discrete tax adjustments	568	1,462	(894)
Preferred stockholder dividends	2,084	2,084	2,084
Total Other	$2,748	$3,779	$1,176

7.
Seed capital and CLO investments earnings (loss) - Gains and losses (realized and unrealized), dividends and interest income generated by seed capital and CLO investments. Earnings or losses generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments.

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Virtus Investment Partners, Inc. 16.

Definitions:

Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.

Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.

Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.

Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and
Results of Operations” in our 2017 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (s) impairment of goodwill or intangible assets; (t) inability to achieve expected acquisition-related benefits; and other risks and uncertainties described in our 2017 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).
Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with

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Virtus Investment Partners, Inc. 17.

the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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